Exhibit 4.2

FIRST AMENDMENT TO
AMENDED AND RESTATED TRUST AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT, dated as of May 25, 2021 (this “Amendment”), is made between WFN Credit Company, LLC, a Delaware limited liability company, as transferor (the “Transferor”), and Citicorp Trust Delaware, National Association (successor to U.S. Bank Trust National Association, successor to Chase Bank USA, National Association), a national banking association, as owner trustee (the “Owner Trustee”) of World Financial Network Credit Card Master Note Trust (the “Trust”) pursuant to that certain Amended and Restated Trust Agreement, dated as of August 1, 2001, between the Transferor and the Owner Trustee (the “Trust Agreement”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Trust Agreement.

WHEREAS, the parties hereto are party to the Trust Agreement and desire to amend the Trust Agreement in certain respects as set forth herein; and

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.  Amendment to the Trust Agreement.

(a)     Section 6.1 of the Trust Agreement is hereby modified to insert the following as a new subparagraph (d) following existing subparagraph (c):

(d)     to the fullest extent permitted by law and notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including lost profits or (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s securities or assets;

(b)      Existing subparagraphs (d) through (h) of Section 6.1 of the Trust Agreement are hereby renumbered as subparagraphs (e) through (i).

SECTION 2.  Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) upon which (i) each of the parties hereto receive counterparts of this Amendment, duly executed and delivered by each of the parties hereto and (ii) each of the conditions precedent described in Section 10.1 of the Trust Agreement are satisfied.

SECTION 3.  Amendment to Certificate of Trust.  The Transferor hereby consents to the filing by the Owner Trustee of an amendment to the Certificate of Trust of the Trust with the Delaware Secretary of State on or about the date hereof in the form attached hereto as Exhibit A and waives any requirement of prior notice with respect thereto under Section 4.1 of the Trust Agreement.

First Amendment to A&R Trust Agreement

SECTION 4.  Effect of Amendment; Ratification. (a) On and after the Effective Date, this Amendment shall be a part of the Trust Agreement and each reference in the Trust Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Trust Agreement shall mean and be a reference to the Trust Agreement as amended hereby.

(b)     Except as expressly amended hereby, the Trust Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 6.  Section Headings.   Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 7.  Counterparts.   This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery by facsimile or electronic transmission of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.  Each party agrees that this Amendment may be electronically signed, and that any electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

 [Signature Page Follows]

2
First Amendment to A&R Trust Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WFN CREDIT COMPANY, LLC

By: /s/ Michael Blackham
       Name:  Michael Blackham
       Title:    Treasurer

CITICORP TRUST DELAWARE, NATIONAL
ASSOCIATION, as Owner Trustee

By: /s/Jason Concavage
       Name: Jason Concavage
       Title:   Senior Vice President
First Amendment to A&R Trust Agreement

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

THIS Certificate of Amendment to the Certificate of Trust of World Financial Network Credit Card Master Note Trust (the “Trust”), is being duly executed and filed by the undersigned trustee to amend the Certificate of Trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.     Name.     The name of the Trust is World Financial Network Credit Card Master Note Trust.

2.     Amendment.  The Certificate of Trust of the Trust is hereby amended by changing the name and address of the trustee of the Trust with its principal place of business in the State of Delaware to Citicorp Trust Delaware, National Association, 20 Montchanin Road, Suite 180, Greenville, Delaware 19807.

3.     Effective Date.  This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

CITICORP TRUST DELAWARE, NATIONAL
ASSOCIATION, not in its individual capacity but
solely as trustee

By: ____________________________
Name:
Title: